UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2006
Diamond Offshore Drilling, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     On November 2, 2006, Diamond Offshore Drilling, Inc. (the “Company”) entered into a five-year, $285 million senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. Houston Agency, Fortis Capital Corp., HSBC Bank USA, National Association, Wells Fargo Bank, N.A. and Bayerische Hypo-Und Vereinsbank AG, Munich Branch, as co-syndication agents, and the lenders named therein. The credit facility matures on November 2, 2011. The entire amount of the facility is available for loans or the issuance of performance or standby letters of credit. In addition, subject to the conditions specified in the credit agreement, the Company has the option to increase the revolving commitments under the credit agreement by up to an additional $100 million from time to time upon receipt of additional commitments from new or existing lenders. Borrowings may be made under the facility, at the Company’s option, at (i) the alternate base rate, determined as the greater of the prime rate announced from time to time by JPMorgan Chase Bank, N.A. in New York and the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York plus 50 basis points, or (ii) at the London interbank offered rate plus 27 basis points, based on the Company’s current credit ratings. The Company pays, as applicable, based on its current credit ratings, other customary fees including but not limited to a facility fee (8.0 basis points per annum) on the total commitments under the credit facility regardless of usage, a letter of credit fee (9.5 basis points per annum) on the face amount of any performance letter of credit issued, a letter of credit fee (27.0 basis points per annum) on the face amount of any other letter of credit issued, and a utilization fee (5.0 basis points per annum), that applies if borrowings any time equal or exceed 50% of the total commitments under the credit facility. Changes in credit ratings could lower or raise the fees that the Company pays under the facility.
     The facility contains customary covenants, including but not limited to maintenance of a ratio of consolidated indebtedness to total capitalization, as defined in the credit agreement, not to exceed 60% at the end of each fiscal quarter, as well as limitations on liens; mergers, consolidations, liquidation and dissolution; changes in lines of business; swap agreements; transactions with affiliates; and subsidiary indebtedness.
     Borrowings under the facility are available upon customary terms and conditions for facilities of this type and are subject to acceleration upon the occurrence of events of default that the Company considers usual and customary. On November 3, 2006, no borrowings had been made or letters of credit issued under the facility.
     The credit agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

10.1	5-Year Revolving Credit Agreement, dated as of November 2, 2006, among Diamond Offshore Drilling, Inc., JPMorgan Chase Bank, N.A., as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. Houston Agency, Fortis Capital Corp., HSBC Bank USA, National Association, Wells Fargo Bank, N.A. and Bayerische Hypo-Und Vereinsbank AG, Munich Branch, as co-syndication agents, and the lenders named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Vice President, General Counsel and Secretary

Dated: November 3, 2006

EXHIBIT INDEX

Exhibit number	Description

10.1	5-Year Revolving Credit Agreement, dated as of November 2, 2006, among Diamond Offshore Drilling, Inc., JPMorgan Chase Bank, N.A., as administrative agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. Houston Agency, Fortis Capital Corp., HSBC Bank USA, National Association, Wells Fargo Bank, N.A. and Bayerische Hypo-Und Vereinsbank AG, Munich Branch, as co-syndication agents, and the lenders named therein

5